Exhibit 99.2

This Statement on Form 4 is filed by: (i) AP Talon Holdings, L.P.; (ii) AP Talon Holdings GP, LLC; (iii) Apollo Principal Holdings B, L.P.; and (iv) Apollo Principal Holdings B GP, LLC.

Name of Designated Filer: Apollo Principal Holdings B GP, LLC

Date of Event Requiring Statement: November 18, 2025

Issuer Name: TCW Private Asset Income Fund

AP Talon Holdings, L.P.

By:	AP Talon Holdings GP, LLC,
its general partner

	By:	Apollo Principal Holdings B, L.P.,
its sole member

		By:	Apollo Principal Holdings B GP, LLC,
its general partner

			By:	/s/ William. B. Kuesel
			Name:	William B. Kuesel
			Title:	Vice President

AP Talon Holdings GP, LLC

By:	Apollo Principal Holdings B, L.P.,
its sole member

	By:	Apollo Principal Holdings B GP, LLC,
its general partner

		By:	/s/ William. B. Kuesel
		Name:	William B. Kuesel
		Title:	Vice President

APOLLO PRINCIPAL HOLDINGS B, L.P.

By:	Apollo Principal Holdings B GP, LLC,
its general partner

	By:	/s/ William. B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President

APOLLO PRINCIPAL HOLDINGS B GP, LLC

By:	/s/ William. B. Kuesel
Name:	William B. Kuesel
Title:	Vice President